UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2020

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C Grand Canal Docklands, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K, on July 13, 2020, at the annual shareholders meeting (“Annual Meeting”) of Amarin Corporation plc (the “Company”), the Company’s shareholders approved the Company’s 2020 Stock Incentive Plan (the “New Plan”), which was previously approved, subject to shareholder approval, by the Company’s Board of Directors. The New Plan is intended to be the successor to the 2011 Amarin Corporation plc Stock Incentive Plan (as amended, the “2011 Plan”), which 2011 Plan was scheduled to expire in the coming year.

As of the date the New Plan was adopted by our shareholders (the “Effective Date”), no additional awards will be granted under the 2011 Plan. The maximum number of shares that can be issued under the New Plan cannot exceed the sum of (i) 20,000,000 shares and (ii) the shares that remain available for grant under the 2011 Plan as of the Effective Date. All outstanding awards granted under the 2011 Plan will remain subject to the terms of the 2011 Plan. All awards granted on or after the Effective Date will be subject to the terms of the New Plan.

The Company’s officers and directors are among the persons eligible to receive awards under the New Plan in accordance with the terms and conditions thereunder. A detailed summary of the New Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on June 1, 2020 (the “Proxy Statement”) under the caption “Proposal No. 5: Approval of the Amarin Corporation plc 2020 Stock Incentive Plan in Advance of the Expiration of the 2011 Plan,” which summary is incorporated herein by reference. That detailed summary of the New Plan, and the foregoing description of the New Plan, are qualified in their entirety by reference to the full text of the New Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were approximately 385,595,809 ordinary shares entitled to vote at the Annual Meeting based on the May 22, 2020 record date, of which approximately 385,394,476 were held in the name of Citibank, N.A., which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) which, in turn, each represent one ordinary share. Of the ordinary shares entitled to vote, 312,725,670 shares, or approximately 81.1%, were present and voting in person or by proxy at the Annual Meeting. In accordance with the Company’s Articles of Association, the presence, in person or by proxy, of a quorum for the transaction of business at the Annual Meeting was constituted by at least two shareholders who held shares as of May 22, 2020 .

The matters set forth below were voted on at the Annual Meeting. Detailed descriptions of these matters and voting procedures applicable to these matters at the Annual Meeting are contained in the Proxy Statement. All matters were approved by a show of hands in accordance with the Company’s Articles of Association. Set forth below are the total number of shares voted for and against each matter, as well as the total number of abstentions and broker non-votes, as applicable, with respect to each matter. Abstentions and broker non-votes had no effect on the vote outcome.

(1)	Ordinary resolution to re-elect Dr. Lars G. Ekman as a director:

Votes For	Votes Against	Abstentions	Broker Non-Votes
135,477,788	21,887,943	5,555,256	153,179,866

(2)	Ordinary resolution to re-elect Mr. Joseph S. Zakrzewski as a director:

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,324,240	52,517,046	2,079,701	153,179,866

The terms of the following directors continued after the meeting: Mr. John Thero, Mr. Jan Ven Heek, Mr. Patrick O’Sullivan, Ms. Kristine Peterson and Mr. David Stack.

(3)	A non-binding advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
129,493,299	31,444,501	1,983,187	153,179,866

(4)

An ordinary resolution to appoint Ernst & Young LLP as the Company’s U.S. independent registered public accounting firm for 2020 and U.K. statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company), and to authorize the Audit Committee to fix and determine the auditors’ remuneration:

Votes For	Votes Against	Abstentions	Broker Non-Votes
287,963,325	21,153,235	6,984,293	0

(5)	An ordinary resolution approving the Company’s 2020 Stock Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,073,149	34,096,927	1,750,911	153,179,866

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	Amarin Corporation plc 2020 Stock Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2020	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President and Chief Executive Officer